UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Walter Investment Management Corp. (the “Registrant” or the “Company”) is making available on its website and authorizing the distribution to prospective lenders of materials to be presented to such prospective lenders on January 16, 2013 in connection with a proposed incremental facility to its existing Senior Secured First Lien Term Loan. The materials are “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates them by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By furnishing this Form 8-K, the Registrant makes no admission as to the materiality of the information included in the slides. The Registrant undertakes no duty or obligation to publicly update or revise the information included in the slides, although it may do so from time to time as the Company’s management believes is warranted. Any such updating may be made through the filing or furnishing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosure. Copies of the materials are available for viewing at www.walterinvestment.com, although the Company reserves the right to discontinue that availability at any time. A copy of the presentation materials is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Presentation materials entitled “Presentation to Lenders - $475 million First Lien Term Loan,” dated January 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: January 16, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Presentation materials entitled “Presentation to Lenders - $475 million First Lien Term Loan,” dated January 2013.